Report From The President

DATE:    May 16, 2019

FEDERAL HOME LOAN BANK OF NEW YORK
DECLARES A 6.35% DIVIDEND FOR THE FIRST QUARTER OF 2019

I am pleased to announce that, on May 16, 2019, your Board of Directors approved a dividend for the first quarter of 2019 of 6.35% (annualized). The dollar amount of the dividend will be approximately $87.6 million. The cash dividend will be distributed to member financial institutions on May 17, 2019.

Our focus on serving as a dependable partner for our members extends to our ability to provide a reasonable and consistent quarterly dividend. We believe that this return on your investment in our cooperative enhances member value, and reflects the strength of our franchise.

We filed our Form 10-Q for the first quarter of 2019 with the U.S. Securities and Exchange Commission on May 9, 2019.

Sincerely,

José R. González
President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK ● 101 PARK AVENUE ● NEW YORK, NY 10178 ● T: 212.681.6000 ● WWW.FHLBNY.COM